Exhibit 11



                                MICROVISION, INC.

            COMPUTATION OF NET LOSS AND PRO FORMA NET LOSS PER SHARE

                                                                Three months ended                     Six months ended
                                                        June 30, 1997       June 30, 1996      June 30, 1997      June 30, 1996
                                                       --------------    ----------------   ----------------   ----------------
Net loss                                                  ($1,175,400)          ($714,600)       ($2,334,100)       ($1,332,300)
                                                          ===========         ===========        ===========        ===========
Shares used in computing net loss and
pro forma net loss per share:

     Weighted average shares outstanding                    5,782,200           3,461,100          5,780,600          3,461,100

     Common stock equivalent shares outstanding
     during the period                                                            403,600                               403,600

Pro form effect of conversion of:
    Series A Preferred Stock                                                      859,800                               859,800
    7% Convertible Subordinated Notes due 1997                                     42,200                                42,200
                                                          -----------         -----------        -----------        -----------

                                                            5,782,200           4,766,700          5,780,600          4,766,700
                                                          ===========         ===========        ===========        ===========

Net loss per share                                             ($0.20)                                ($0.40)
                                                          ===========                            ===========

Pro forma net loss per share                                                       ($0.15)                               ($0.28)
                                                                              ===========                           ===========